UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2011

YTB International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 2, 2011, YTB International, Inc., YourTravelBiz.com, Inc., and YTB Travel Network of Illinois, Inc. (collectively, the “Company”) and J. Lloyd Tomer, J. Scott Tomer, and J. Kim Sorensen (Messrs. Tomer, Tomer and Sorensen, collectively with the Company, the “YTB Parties”) stipulated to a Proposed Final Judgment and Consent Decree with the Illinois Attorney General related to the civil action filed against the YTB Parties in May 2009 alleging that the YTB Parties violated Illinois’ unfair competition and advertising laws.  On April 7, 2011, the Champaign County Circuit Court entered the Final Judgment and Consent Decree (the “Stipulated Judgment”).  The Stipulated Judgment is not evidence of any wrongdoing or an admission on the part of the YTB Parties and does not represent any findings by the court as to any matter of law or fact.

The Stipulated Judgment defines a “Website Owner” as a person who purchased a website from the YTB Parties through which he or she may refer for sale, offer for sale, or sell travel or other goods and services.  “Website Owner” includes, but is not limited to, any person who is or becomes a Referring Travel Agent, Affiliate, or Travel Agent.  Pursuant to the Stipulated Judgment, a “Website Seller” is a person who sells the Website Owner opportunity, recruits others to purchase the Website Owner opportunity, or recruits others to sell the Website Owner opportunity.  “Website Seller” includes, but is not limited to, any person who is or becomes an Independent Marketing Representative.  The Stipulated Judgment defines “Website Distributor” as a person who gives websites to others at no cost to the Website Owner, also known as a Broker.

The Stipulated Judgment provides, in pertinent part, for the following:

•
The Company no longer sells websites.  Pursuant to the terms of the Stipulated Judgment, if the YTB Parties begin selling websites again, they must comply with certain requirements outlined in the Stipulated Judgment.

•
If the YTB Parties make representations regarding income, compensation or lifestyle enjoyed by a Website Owner or Website Distributor, the YTB Parties must provide certain disclosures, including regarding recent Website Owner or Website Distributor, as the case may be, compensation.

•
The YTB Parties must disclose clearly and conspicuously all terms and conditions associated with all products and services offered for sale on all of its websites, including, but not limited to, the cost of the products and services, all limitations on the stated cost, and all contract terms, including the terms and conditions of all continuity plans and automatic renewal provisions, and how to cancel continuity plans or other contracts.

•
The YTB Parties will provide to the Illinois Attorney General's Office on a quarterly basis, within thirty days following the end of each calendar quarter, copies of all marketing, promotional and informational materials disseminated to consumers, potential customers, Reps, Website Owners and Website Distributors, and samples of all agreements between the YTB Parties and Reps, Website Owners and Website Distributors.

•	The Company will pay civil restitution in the amount of $150,000.

The foregoing summary of the terms of the Stipulated Judgment is qualified in its entirety by reference to the Stipulated Judgment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01  Other Events.

On April 12, 2011, YTB International, Inc. issued a press release announcing entry of the Stipulated Judgment.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Final Judgment and Consent Decree entered April 7, 2011.
99.1	Press release of YTB International, Inc. dated April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: April 12, 2011	By:	/s/ Jeremy W. Hemann
Name: Jeremy W. Hemann
Title: Chief Financial Officer